DELAWARE GROUP STATE TAX-FREE INCOME TRUST

Registration No. 811-02715
FORM N-SAR
Annual Period Ended August 31, 2013

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

WS: MFG_Philadelphia: 877121: v1

WS: MFG_Philadelphia: 858898: v1